Exhibit 4.11

                           HIENERGY TECHNOLOGIES, INC.
                              SPECIAL WARRANT OFFER

                              _____________________

                                December 13, 2005

      HiEnergy Technologies, Inc., a Delaware corporation ("HiEnergy") is offering to permit holders (each a "Holder") of certain outstanding Common Stock Purchase Warrants (the "Warrants") to cash exercise these Warrants for a limited period of time at adjusted exercise prices as more fully described in this Special Warrant Offer.

Background

      The Warrants have been issued in connection with financial transactions pursuant to certain Stock Purchase Agreements, Note Purchase Agreements, or other financing agreements executed prior to the date hereof (the "Agreements"). The Special Warrant Offer was approved by HiEnergy's Board of Directors on December 13, 2005.

Special Warrant Offer

      Holders may exercise the Warrants for cash to purchase the underlying shares of common stock of HiEnergy Technologies, Inc. (the "Warrant Shares") at reduced exercise prices pursuant to Schedule A, attached to this offer (the "Adjusted Exercise Prices"), which Warrants have been grouped based on the original exercise prices thereof (each grouping a "Class"), subject to the following provisions:

      o Holders must exercise 100% of those Warrants within the Class that includes the Holder's Warrants with the lowest exercise prices, before exercise of any higher priced Warrants will be accepted;(1)

      o     Holder  may at his  option  exercise  the  Warrants  within the next
            Class, provided that the exercise of Warrants will in all cases ascend in order from the lowest-priced Class owned by the Holder, to the highest-price Class;

      o Holder will surrender or forfeit a number of the remaining Warrant Shares not to exceed the amount of Warrant Shares purchased upon exercise at the Adjusted Exercise Prices set forth herein beginning with the surrender or forfeit of unexercised Warrants owned by the Holder with the lowest exercise prices and ascending to Warrants with the highest exercise prices;(2)

__________

(1) Example: if Holder has Warrants with exercise prices from $0 to $0.50 (Class 1) to purchase 100,000 shares and Warrants with exercise prices from $0.51 to $0.82 (Class 2) to purchase 200,000 shares, and Warrants with exercise prices from $0.82 to $1.25 (Class 3) to purchase 50,000 shares, the holder must exercise Warrants to purchase at least 100,000 of Class 1 under the offer.

(2) Example: if Holder exercises 100% of the lowest price warrants within a Class and purchases 100,000 shares and 25% of warrants to purchase 200,000 shares in Class 2, or 50,000 warrant shares, the holder would thereupon surrender/forfeit the remaining Warrants in Class 2 and keep the Warrants in Class 3 so that an aggregate of Warrants to purchase 150,000 shares have been surrendered and/or forfeited.

      o Any securities purchased by Holder under the Agreements prior to the date hereof would cease to accrue penalties as required under the Agreements or otherwise; and

      o All Warrants may be exercised only for cash, and any cashless feature previously included therein shall be no longer effective.

Procedure for Participating in the Special Warrant Offer

      In order for Holder to participate in the Special Warrant Offer, Holder must remit the following to HiEnergy, to the attention of its Corporate Secretary, prior to the expiration date of this Special Warrant Offer:

      o The Notice of Special Exercise attached hereto as Exhibit A, completed and executed by Holder;

      o Exercise Form(s) for the Warrant(s) elected to be exercised herewith attached as Exhibit B, completed and exercised by Holder; and

      o Payment in full of the aggregate consideration due HiEnergy calculated by the number of Warrant(s) elected to be exercised hereunder multiplied by the respective Adjusted Warrant Price(s) in U.S. dollar-denominated funds by wire transfer or by certified or official bank check payable to the account of HiEnergy Technologies, Inc.

                           Remittance address:

                           HiEnergy Technologies, Inc.
                           Attn: Corporate Secretary
                           1601-B Alton Parkway
                           Irvine, CA 92606

                           Bank wire instructions:

                           Bank of America
                           18622 MacArthur Blvd.
                           Irvine, CA 92612
                           Acct. Name: HiEnergy Technologies, Inc. Acct. #:
                           24393-07915
                           ABA #: 121-000-358

Expiration of Special Warrant Offer

         This Special Warrant Offer will expire at 5:00 P.M. EST, on December 20, 2005, unless otherwise extended by the Company at its sole discretion. Following the expiration of this Special Warrant Offer, the Offer contained herein will be revoked in its entirety, and Holder will no longer be able to exercise the Warrants at the Adjusted Exercise Prices. After the expiration of this Special Warrant Offer, any outstanding Warrants may be exercised by Holder only in accordance with their original terms and conditions.

Effective Date and Delivery of Shares

      As of the close of business on the date of HiEnergy's receipt of the executed Notice of Special Exercise, the Exercise Form(s) for Warrant(s) elected to be exercised by Holder and payment of the aggregate consideration due HiEnergy from Holder, said Warrants will be deemed to have been exercised and surrendered and Holder will be deemed the record holder of the number of shares of common stock of HiEnergy Technologies, Inc. committed upon such exercise.

      Within ten (10) business days thereafter, HiEnergy will deliver to Holder:

      o The shares of common stock of HiEnergy Technologies, Inc. committed upon exercise of the Warrants by delivery of physical certificates evidencing such shares; and

      o Notice of cancellation for each Warrant surrendered or forfeited as part of this Special Warrant Offer and/or amended Warrants to purchase the balances of Warrant Shares remaining outstanding in the Warrant(s) from which a portion of Warrant Shares have been forfeited as part of this Special Warrant Offer. Any amended Warrants shall maintain the same exercise price and term but cease to accrue any penalties.

                                    EXHIBIT A

                           NOTICE OF SPECIAL EXERCISE

To:      HiEnergy Technologies, Inc.
         Attn: Corporate Secretary
         1601-B Alton Parkway
         Irvine, CA 92606

      I, the undersigned, hereby irrevocably agree with the terms and conditions of the Special Warrant Offer, dated December 13, 2005, made by HiEnergy Technologies, Inc., a Delaware corporation (the "Company") and irrevocably elect to exercise Warrants to purchase shares of the Company's common stock, par value $0.001 (the Warrant Shares"), at the Adjusted Exercises Prices set forth in Schedule A attached hereto, and evidenced by the Exercise Form(s) being delivered to the Company herewith.

      I, the undersigned, have elected to exercise Warrants under the Special Warrant Offer to purchase a total of ____________ Warrant Shares for the aggregate cash consideration due the Company for said exercise in the amount of US$ ____________. Accordingly, I will surrender and/or forfeit ____________ Warrant Shares remaining outstanding, beginning with the surrender or forfeit of unexercised Warrants owned by the Holder with the lowest exercise prices and ascending to Warrants with the highest exercise prices. Further, I understand that the Warrant Shares and the securities of the Company acquired by me prior to this date will no longer accrue penalties for failure to file a registration statement so long as the Warrant Shares received under the Special Warrant Offer are issued with registration rights to be included in the next Registration Statement to be filed by the Company.

      I, the undersigned, agree not to offer, sell, transfer or otherwise dispose of any shares of common stock of the Company obtained upon exercise of the Warrants under the Special Warrant Offer, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. I represent that I am, or the entity on behalf of which I am signing is, an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

      I, the undersigned, hereby request that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing the Warrant Shares and any amended Warrants, where applicable, as instructed below, and that the Company further reflect the cancellation of all securities and the rights which are being negated in accordance with the terms of the Special Warrant Offer and a further consideration thereof.

Dated:
       -------------------------------------


                                       Signature of Holder
                                       -----------------------------------

                                       -----------------------------------
                                       Printed Name of Holder

                                       -----------------------------------
                                       Address:

                                    EXHIBIT B


                           HIENERGY TECHNOLOGIES, INC

                              SPECIAL WARRANT OFFER


                                  EXERCISE FORM



      I, the undersigned, pursuant to the provisions of Warrant ___, and in connection with the Special Warrant Offer made by HiEnergy Technologies, Inc. (the "Company") and dated December 13, 2005, hereby elect to purchase __________ shares of Common Stock, par value $0.001 (the "Shares") of the Company at an adjusted exercise price of _________ per Share, which shall be delivered upon payment to the Company in the amount of $__________.

Dated:     ________________________

Signature: ________________________


Name:      ________________________

Address:   ________________________

                                   Schedule A

                            Adjusted Exercise Prices

-------------------- ------------------------------ ------------------------------- ------------------------------------
       Class         Original Exercise Price Range     Adjusted Exercise Prices                    Notes
-------------------- ------------------------------ ------------------------------- ------------------------------------
         1                    $0 to $0.50                        $0.10                Must exercise at least 100% of
                                                                                               lowest Class.
-------------------- ------------------------------ ------------------------------- ------------------------------------
         2                  $0.51 to $0.82                       $0.20                Must exercise at least 100% of
                                                                                               lowest Class.
-------------------- ------------------------------ ------------------------------- ------------------------------------
         3                  $0.83 to $1.25                       $0.30                Must exercise at least 100% of
                                                                                               lowest Class.
-------------------- ------------------------------ ------------------------------- ------------------------------------

Note: Holder must surrender or forfeit a number of the remaining Warrant Shares not to exceed the amount of Warrant Shares purchased upon exercise at the Adjusted Exercise Prices, beginning with the surrender or forfeit of unexercised Warrants owned by the Holder with the lowest exercise prices and ascending to Warrants with the highest exercise prices.